SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  DECEMBER 31, 1996

                           ENHANCED SERVICES COMPANY, INC.
              (Exact name of registrant as specified in charter)

   COLORADO                         0-24256                      84-1075908
(State or other                   (Commission                   (IRS Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)

16000 BARKERS POINT LANE, HOUSTON, TEXAS                77079
(Address of principal executive offices)              (zip code)

Registrant's telephone number, including area code 713-566-5051

Item 5.     Other Events.

            Effective December 31, 1996, Enhanced Services Company, Inc. (the "Company") completed the minimum portion of a private offering (the "Offering") of Units to investors under exemptions from the registration requirements of Federal and state securities laws. Each Unit consists of 500 shares of the Company's newly created 8.6% Cumulative Convertible Preferred Stock (the "Preferred Stock") and was offered at $50,000 per Unit. The Offering, commenced on October 28, 1996, was for a minimum of 15 Units ($750,000 gross proceeds) and a maximum of 30 Units ($1.5 million gross proceeds) at $50,000 per Unit ($100 per share of Preferred Stock). The initial closing of 16 Units resulting in gross proceeds to the Company of $800,000, and net proceeds of approximately $765,000. The placement of the minimum portion of the offering was completed by the Company through its officers and directors.

            Preferred Stock pays dividends at the rate of 8.6% per annum and is not subject to redemption. Each share of Preferred Stock sold in this placement is convertible into 22 shares of the Company's common stock, based on a conversion price of $4.55 per share. Conversions are at the election of the Company during the two-year period ending December 30, 1998. All shares of Preferred Stock sold in this placement which have not been previously converted, will convert automatically on the second anniversary of the closing. The conversion rate is subject to adjustment under certain circumstances.

            The Company will use the net proceeds from the initial closing of approximately $765,000 to reduce outstanding debt. The Offering has been extended until February 28, 1997. The Company plans to use the proceeds of any future closings of Units to provide working capital.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

       (a)   Unaudited Financial Statement - December 31, 1996      Page 3
       (b)   Audited Financial Statement - November 30, 1996        Page 9

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARY

                                      BALANCE SHEETS
                                        (Unaudited)

                                                                               December 31    November 30
                                                                                  1996           1996
                                                                               -----------    -----------
Current Assets
      Cash in bank .........................................................   $ 1,146,461    $   156,432
      Inventory ............................................................       663,787        551,603
      Accounts receivable, net of allowance
        for doubtful accounts ..............................................       653,167        992,379
      Other current assets .................................................       132,000        105,180
                                                                               -----------    -----------
        Total Current Assets ...............................................     2,595,415      1,805,594

Property and equipment, net of accumulated
  depreciation .............................................................     1,222,611      1,241,273
Goodwill, net of accumulated amortization ..................................       854,999        868,152
Other assets ...............................................................        53,209         47,544
                                                                               -----------    -----------
Total Assets ...............................................................   $ 4,726,234    $ 3,962,563
                                                                               ===========    ===========
                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts payable and accrued expenses ................................   $   871,675    $   861,279
      Notes payable, current portion .......................................       711,081        698,960
      Mortgage payable, current portion ....................................         9,229          9,229
      Other current liabilities ............................................        28,418         46,816
                                                                               -----------    -----------
        Total Current Liabilities ..........................................     1,620,403      1,616,284

Mortgage payable, net of current portion ...................................       586,163        602,878
Other liabilities ..........................................................        20,544         20,544
                                                                               -----------    -----------
        Total Liabilities ..................................................     2,227,110      2,239,706
                                                                               -----------    -----------
Stockholders' Equity:
      Preferred stock - $.001 par value
        5,000,000 shares authorized ........................................          --             --
      Preferred stock. 8.6% - Cumulative
        Convertible $.001 par value
        15,000 authorized,  8,000 issued ...................................             8           --
      Common stock - $.001 par value,
        15,000,000 shares authorized;
        1,103,174 shares issued and
        outstanding at November 30, 1996
        and 1,123,174 at December 31, 1996 .................................         1,123          1,103
      Additional paid-in capital ...........................................     3,224,581      2,397,063
      Retained earnings ....................................................      (726,588)      (675,309)
                                                                               -----------    -----------
        Total Stockholders' Equity .........................................     2,499,124      1,722,857
                                                                               -----------    -----------
Total Liabilities and Stockholders' Equity .................................   $ 4,726,234    $ 3,962,563
                                                                               ===========    ===========

    The accompanying notes are an integral part of the financial statements

             ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED UBSIDIARY

                        CONSOLIDATED STATEMENTS OF OPERATIONS
                                     (Unaudited)


                                       One Month     Twelve Months
                                         Ended          Ended
                                      December 31    November 30
                                          1996           1996
                                      -----------    -----------
Revenue:
    Sales .........................   $   478,053    $ 5,051,296
    Cost of sales (exclusive
      of depreciation and salaries
      shown separately below) .....       185,465      1,758,255
                                      -----------    -----------
       Gross Profit ...............       292,588      3,293,041
                                      -----------    -----------
Operating Expenses
    Salaries ......................       177,498      2,071,278
    Advertising and promotion .....        12,406        189,090
    Bad Debts .....................          --           35,170
    Rent ..........................        28,486        181,714
    Amortization of Goodwill ......        13,154        157,848
    Depreciation ..................        17,667        274,600
    Other Operating Expenses ......       100,224      1,406,074
                                      -----------    -----------
      Total Operating Expenses ....       349,435      4,315,774
                                      -----------    -----------
Net Operating Income (Loss) .......       (56,847)    (1,022,733)

Other Income(expense) .............         5,563        (47,331)
                                      -----------    -----------
Net income (loss), before provision
  for income taxes ................       (51,284)    (1,070,064)

Provision for income taxes ........          --             --
                                      -----------    -----------
Net Income (Loss) .................   $   (51,284)   $(1,070,064)
                                      ===========    ===========
Net Income (Loss) per Share .......   $      (.05)   $     (1.01)
                                      ===========    ===========
Weighted Average Shares Outstanding     1,123,174      1,058,480
                                      ===========    ===========

The accompanying notes are an integral part of the financial statements.

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES


            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                From November 30, 1994 through November 30, 1996

                                                                                               RETAINED
                                                                               ADDITIONAL      EARNINGS/
                                                     COMMON STOCK                PAID-IN      ACCUMULATED
                                                        SHARES       AMOUNT      CAPITAL       (DEFICIT)        TOTAL
                                                      ----------    --------   -----------    -----------    -----------
Balance at November 30, 1994 ......................    3,936,000    $  3,936   $   655,822    $   855,389    $ 1,515,147

Common stock issued for cash ......................      277,332         277       293,473           --          293,750
Common stock issued for
 acquisition of NB Engineering, Inc................      855,596         856     1,175,589           --        1,176,445
Net (loss) for the year ended
November 30, 1995 .................................         --          --            --         (460,634)      (460,634)
                                                       ---------    --------   -----------    -----------    -----------
Balance at November 30, 1995 ......................    5,068,928       5,069     2,124,884        394,755      2,524,708
Common stock issued ...............................        1,940           2         1,211           --            1,213
Reverse stock split ...............................   (4,056,694)       (4,057)      4,057           --             --
Common stock issued, exercise of
 warrants .........................................       89,000          89       266,911           --          267,000
Net (loss) for the year ended
 November 30, 1996 ................................         --          --            --       (1,070,064)    (1,070,064)
                                                       ---------    --------   -----------    -----------    -----------
 Balance at November 30, 1996 .....................    1,103,174    $  1,103   $ 2,397,063    $  (675,309)   $ 1,722,857
                                                       ---------    --------   -----------    -----------    -----------
Common stock issued, exercise of
 warrants .........................................       20,000          20        59,980           --           60,000
Net (Loss) for the month ended
 December 31, 1996 ................................         --          --            --          (51,284)       (51,284)
                                                       ---------    --------   -----------    -----------    -----------
Balance at December 31, 1996 ......................    1,123,174    $  1,123
                                                       =========    ========
Preferred Stock 8.6% issued .......................        8,000    $800,000       (32,449)       767,551
                                                       ---------    --------   -----------    -----------    -----------
Balance at December 31, 1996 ......................        8,000    $800,000   $ 2,424,594    $   726,593    $ 2,499,124
                                                       =========    ========   ===========    ===========    ===========

     The accompanying notes are an integral part of the financial statements

            ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                        For the Year Ended November 30, 1996
                             the Month of December, 1996

                                            NOV. 1996      DEC. 1996
                                           -----------    -----------
Cash Flows from Operating Activities:
    Net (loss) .........................   $(1,070,064)   $   (51,284)
    Adjustments to reconcile net
     income to net cash used
     in operating activities
        Depreciation and amortization ..       432,448         30,821
        (Decrease) in accounts payable
         and accrued expenses ..........      (227,165)        (8,002)
        (Increase) decrease in accounts
         receivable ....................      (306,555)       339,212
        (Increase) decrease in inventory        70,562       (112,184)
        (Increase) in income tax refund
         receivable ....................       128,800           --
         Other, net ....................        49,412         30,687
                                           -----------    -----------
    Net Cash (Used in) Operating
     Activities ........................      (922,562)       166,378
                                           -----------    -----------
Cash Flows from Investing Activities:
     (Purchases) of property and
     equipment .........................       (63,707)          (804)
                                           -----------    -----------
    Net Cash Provided by (Used
     in) Investing Activities ..........       (63,707)          (804)
                                           -----------    -----------
Cash Flows from Financing Activities:
    Proceeds from notes payable ........       665,000           --
    Principal payments on notes
     and mortgages payable .............       (21,750)        (4,594)
    Preferred stock issued .............          --          767,551
    Common stock issued ................       144,313         60,000
                                           -----------    -----------
    Net Cash Provided by Financing
     Activities ........................       787,563        990,833
                                           -----------    -----------
(Decrease) in Cash .....................      (198,706)       990,029
Cash, Beginning of Period ..............       355,138        156,432
                                           -----------    -----------
Cash, End of Year ......................   $   156,432    $ 1,146,461
                                           ===========    ===========
Interest Paid ..........................   $    48,026    $     4,871
                                           ===========    ===========
Income Taxes Paid ......................   $      --      $      --
                                           ===========    ===========

The accompanying notes are an integral part of the financial statements.

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1996

(1)   ORGANIZATION

      Enhanced Services Company, Inc. (ESC) a Colorado corporation, was incorporated in 1987.

      Laptop Solutions, Inc. (LSI), a Texas corporation was incorporated in 1991. LSI is in the business of internal hard drive, processor and RAM upgrades for laptop and notebook computers and has selected November 30 as its fiscal year end. LSI is a wholly-owned subsidiary of ESC.

      Effective May 31, 1995, NB Engineering, Inc. (NBE), a wholly-owned subsidiary of ESC, incorporated in Delaware, acquired substantially all of the assets and assumed certain liabilities of NB Engineering, Inc. (NB) a privately held Maryland corporation. NBE provides applications development and digital video compression services and selling related video and networking products.

      The consolidated financial statements include the accounts of ESC and subsidiaries since acquisition or formation. All intercompany accounts and transactions have been eliminated.

(2)   UNAUDITED STATEMENTS

      The balance sheet as of December 31, 1996, the statements of income and the statements of cash flows for the month of December, 1996 and the statement of changes in stockholders' equity for month ended December 31, 1996 have been prepared by the Registrant without audit. All references to the financial statements dated November 30, 1996 are audited, and is included as Exhibit X. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at December 31, 1996, and for all periods presented, have been made.

(3)   REVERSE STOCK SPLIT

      During May, 1996 the Company effected a one for five reverse stock split. All references to the number of outstanding shares of common stock in the financial statements have been adjusted to give effect to such split.

(4)   PRIVATE PLACEMENT OF 8.6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

      The Company commenced, on October 28, 1996 offering for sale, through a confidential offering memorandum, 30 units of 8.6% Cumulative Convertible Preferred Stock. Each unit consisted of 500 shares at the issue price of $100.00 each. The cumulative preferred stock is automatically convertible into 22 shares of common stock on the second anniversary date of the closing. The Company closed 16 units with net proceeds of $767,546 as of December 31, 1996 and the offering was extended until February 28, 1997 with the intent to close the remaining 14 units with gross proceeds of $700,000. (see item 5 for a more complete description)

      Item 7 (b) - Audited Financial Statement dated November 30, 1996

                        ENHANCED SERVICES COMPANY, INC.
                         AND CONSOLIDATED SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                                      and

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                          November 30, 1996 and 1995

            ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

                             November 30, 1996 and 1995

                                  Table of Contents

                                                          PAGE
Report of Independent Certified Public Accountants .....

Consolidated Financial Statements:

      Consolidated Balance Sheet .......................

      Consolidated Statements of Operations ............

      Consolidated Statement of Changes in Stockholders'
       Equity ..........................................

      Consolidated Statements of Cash Flows ............

      Notes to Consolidated Financial Statements .......

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Enhanced Services Company, Inc.

We have audited the consolidated balance sheet of Enhanced Services Company, Inc. and Consolidated Subsidiaries as of November 30, 1996 and related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years ended November 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Enhanced Services Company, Inc. and Consolidated Subsidiaries as of November 30, 1996 and the results of its operations, its changes in stockholders' equity and its cash flows for the two years ended November 30, 1996 and 1995 in conformity with generally accepted accounting principles.

                              Schumacher & Associates, Inc.
                              Certified Public Accountants
                              12835 E. Arapahoe Road
                              Tower II, Suite 110
                              Englewood, CO 80112

January 14, 1997

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

                                 BALANCE SHEET
                               November 30, 1996

Current Assets
      Cash in bank                                           $    156,432
      Inventory                                                   551,603
      Accounts receivable, net of allowance
        for doubtful accounts of $42,863                          992,379
      Other current assets                                        105,180
                                                             ------------
        Total Current Assets                                    1,805,594

Property and equipment, net of accumulated
  depreciation of $505,650 (Notes 2 and 7)                      1,241,273
Goodwill net of accumulated amortization
  of $236,775 (Note 3)                                            868,152
Other assets                                                       47,544
                                                             ------------
Total Assets                                                 $  3,962,563
                                                             ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
      Accounts payable and accrued expenses                  $    861,279
      Notes payable, current portion (Note 7)                     698,960
      Mortgage payable, current portion (Note 7)                    9,229
      Other current liabilities                                    46,816
                                                             ------------
        Total Current Liabilities                               1,616,284

Mortgage payable, net of current portion (Note 7)                 602,878
Other liabilities                                                  20,544
                                                             ------------
      Total Liabilities                                         2,239,706

Commitments (Notes 3,4,5,6,7 and 9)                                     -

Stockholders' Equity:
      Preferred stock - $.001 par value
        5,000,000 shares authorized, none
        issued and outstanding                                          -
      Common stock - $.001 par value,
        15,000,000 shares authorized;
        1,103,174 shares issued and
        outstanding                                                 1,103
      Additional paid-in capital                                2,397,063
      Accumulated (deficit)                                      (675,309)
                                                             ------------
      Total Stockholders' Equity                                1,722,857
                                                             ------------
Total Liabilities and Stockholders' Equity                   $  3,962,563
                                                             ============

    The accompanying notes are an integral part of the financial statements.

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF OPERATIONS
                           For the Years Ended November 30

                                                   1996               1995
                                              -------------     --------------
Revenue:
    Sales                                     $   5,051,296     $    6,210,996
    Cost of sales (exclusive
      of depreciation and salaries
      shown separately below)                     1,758,255          2,790,515
                                              -------------     --------------
       Gross Profit                               3,293,041          3,420,481
                                              -------------     --------------
Operating Expenses
    Salaries                                      2,071,278          1,706,275
    Bad debts                                        35,170            123,327
    Advertising                                     189,090            182,412
    Rent                                            181,714            117,035
    Amortization of goodwill                        157,848             78,926
    Depreciation                                    274,600            180,405
    Other operating expenses                      1,406,074          1,471,905
                                              -------------     --------------
      Total Operating Expenses                    4,315,774          3,860,285
                                              -------------     --------------
Net Operating (Loss)                             (1,022,733)          (439,804)
                                              -------------     --------------
Other Income (Expenses)
    Investment income                                   695             20,888
    Interest expense                                (48,026)           (41,718)
                                              -------------     --------------
      Total Other                                   (47,331)           (20,830)
                                              -------------     --------------
Net (Loss)                                    $  (1,070,064)    $     (460,634)
                                              =============     ==============
Net (Loss) per Share                          $       (1.01)    $         (.51)
                                              =============     ==============
Weighted Average Shares Outstanding               1,058,480            900,492
                                              =============     ==============

    The accompanying notes are an integral part of the financial statements.

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                From November 30, 1994 through November 30, 1996

                                                                             RETAINED
                                                               ADDITIONAL    EARNINGS/
                                            COMMON STOCK         PAID-IN    ACCUMULATED
                                         SHARES     AMOUNT       CAPITAL     (DEFICIT)        TOTAL
                                       ---------    -------    ----------   -----------    -----------
Balance at November 30, 1994 ......    3,936,000    $ 3,936    $  655,822   $   855,389    $ 1,515,147

Common stock issued for cash ......      277,332        277       293,473          --          293,750
Common stock issued for acquisition
of NB Engineering, Inc. ...........      855,596        856     1,175,589          --        1,176,445
Net (loss) for the year ended
November 30, 1995 .................         --         --            --        (460,634)      (460,634)
                                       ---------    -------    ----------   -----------    -----------
Balance at November 30, 1995 ......    5,068,928      5,069     2,124,884       394,755      2,524,708

Common stock issued ...............        1,940          2         1,211          --            1,213

Reverse stock split ...............   (4,056,694)    (4,057)        4,057          --             --

Common stock issued, exercise of
warrants ..........................       89,000         89       266,911          --          267,000

Net (loss) for the year ended
November 30, 1996 .................         --         --            --      (1,070,064)    (1,070,064)
                                       ---------    -------    ----------   -----------    -----------
Balance at November 30, 1996 ......    1,103,174    $ 1,103    $2,397,063   $  (675,309)   $ 1,722,857
                                       =========    =======    ==========   ===========    ===========

    The accompanying notes are an integral part of the financial statements.

            ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF CASH FLOWS
                           For the Years Ended November 30

                                               1996          1995
                                           -----------    ---------
Cash Flows from Operating Activities:
    Net (loss) .........................   $(1,070,064)   $(460,634)
    Adjustments to reconcile net
     income to net cash used
     in operating activities
        Depreciation and amortization ..       432,448      259,331
        (Decrease) in accounts payable
         and accrued expenses ..........      (227,165)    (309,327)
        (Increase) decrease in accounts
         receivable ....................      (306,555)     377,167
        (Increase) decrease in inventory        70,562     (146,215)
        (Increase) in income tax refund
         receivable ....................       128,800     (128,200)
        Increase (decrease) in
         income taxes payable ..........          --       (174,269)
        Other, net .....................        49,412     (151,999)
                                           -----------    ---------
    Net Cash (Used in) Operating
     Activities ........................      (922,562)    (734,146)
                                           -----------    ---------
Cash Flows from Investing Activities:
    Disposition of investments .........          --        722,717
    (Purchases) of property and
     equipment .........................       (63,707)    (288,197)
                                           -----------    ---------
    Net Cash Provided by (Used
     in) Investing Activities ..........       (63,707)     434,520
                                           -----------    ---------
Cash Flows from Financing Activities:
    Proceeds from notes payable ........       665,000         --
    Principal payments on notes
     and mortgages payable .............       (21,750)     (11,695)
    Common stock issued ................       144,313      293,750
                                           -----------    ---------
    Net Cash Provided by Financing
     Activities ........................       787,563      282,055
                                           -----------    ---------
(Decrease) in Cash .....................      (198,706)     (17,571)
Cash, Beginning of Period ..............       355,138      372,709
                                           -----------    ---------
Cash, End of Year ......................   $   156,432    $ 355,138
                                           ===========    =========
Interest Paid ..........................   $    48,026    $  41,718
                                           ===========    =========
Income Taxes Paid ......................   $      --      $ 302,469
                                           ===========    =========

Note: In addition, during the year ended November 30, 1995, the Company issued 855,596 (post-split 171,119) shares of its restricted common stock for the acquisition described in Note 1, and it assumed liabilities totaling approximately $1,212,000 as part of the acquisition of NB Engineering, Inc.

    The accompanying notes are an integral part of the financial statements.

         ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
                          November 30, 1996 and 1995

(1)    GENERAL

(A)    NATURE OF OPERATIONS

      Enhanced Services Company, Inc. (ESC) a Colorado Corporation, was incorporated in 1987.

      Laptop Solutions, Inc. (LSI), a wholly-owned subsidiary of ESC incorporated in Texas, installs internal hard drive, processor and RAM upgrades for, and repairs and customizes, laptop and notebook computers.

      Laptop Solutions, Inc. (LCA), a wholly-owned subsidiary of ESC incorporated in California, provides laptop/notebook repair and maintenance services, including FPD (flat panel display) subsystems and motherboards.

      Effective May 31, 1995, NB Engineering, Inc. (NB), a wholly-owned subsidiary of ESC incorporated in Delaware, acquired substantially all of the assets and ESC assumed certain liabilities of NB Engineering, Inc.,
      (NB) a privately held Maryland corporation. NB provides applications development and digital video compression services and sells related video and networking products. (See Note 3).

      The consolidated financial statements include the accounts of ESC, LSI, LCA and NB since May 31, 1995, the date of the acquisition of NB. All inter-company accounts and transactions have been eliminated. All references to the Company, refer to consolidated operations of ESC, LSI, LCA and NB.

(B)   SIGNIFICANT ACCOUNTING POLICIES

      (a)   REVENUE RECOGNITION

      The Company recognizes sales revenue when the service is complete and the customer's equipment is returned. The Company recognizes revenue from contract services based on the percent of completion method. The Company has no long-term production or service contracts.

      (b)   ACCOUNTS RECEIVABLE

      Accounts receivable represents amounts due from customers for services performed and equipment sold. An allowance for uncollectible accounts has been provided based upon past collection experience.

         ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

                          November 30, 1996 and 1995

(B)    SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       (c)   PROPERTY AND EQUIPMENT

             Property and equipment are carried at cost less accumulated depreciation. The Company expenses maintenance costs and capitalizes significant betterments. Depreciation is provided over the estimated useful lives of the assets ranging from three to thirty-nine years using principally accelerated methods.

       (d)   PER SHARE INFORMATION

             The per share information is presented based upon the weighted average number of shares outstanding. The shares outstanding for purposes of computing per share information have been retroactively adjusted for the one-for-five reverse stock split.

       (e)   INVENTORY

             The Company's inventory consists principally of computer parts and is carried at the lower of cost or market. Cost is determined based on the average cost method. No general or administrative costs are allocated to inventory.

      (f)    PREFERRED STOCK

             The Articles of Incorporation of the Company authorize issuance of a maximum of 5,000,000 preferred shares and vests the Board of Directors with authority to divide the class of preferred shares into series and fix and determine the relative rights and preferences of the shares of any such series at a future date.
             As of November 30, 1996 no preferred shares have been issued.

      (g)    CONCENTRATION OF CREDIT RISK

             Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company grants credit to various business and entities, principally in the U.S.A. The Company does not require collateral for its accounts receivable.

         ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

                          November 30, 1996 and 1995

(B)   SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

      (h)    CASH AND CASH EQUIVALENTS

             Cash and cash equivalents include cash accounts in banks and short-term securities held with a brokerage company.

      (i) USE OF ESTIMATES AND ASSUMPTIONS IN THE PREPARATION OF FINANCIAL STATEMENTS

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company, as described in note 3, is amortizing its goodwill related to the NB acquisition over a seven year period. The assumption that the Company will recover these goodwill costs over a seven year period is inherent in the preparation of the financial statements. The extent to which this goodwill is recovered in the seven years, or is recovered at all, is a significant contingency, the ultimate results of which cannot presently be determined.

      (j)    ADVERTISING COSTS

             Advertising costs are expenses as incurred.

(2)   PROPERTY AND EQUIPMENT

      As of November 30, 1996 the Company's property and equipment is summarized as follows:

             Office building and land                    $  778,341
             Furniture and equipment                        968,582
                                                         ----------
                                                          1,746,923

             Accumulated depreciation                      (505,650)
                                                         $1,241,273

      Depreciation is provided over the estimated useful lives of the assets ranging from three to seven years on furniture and equipment using principally accelerated methods and over 39 years on the straight-line method for the office building.

         ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARIES

                          November 30, 1996 and 1995

(3)   BUSINESS COMBINATION

      See Note 1 of the financial statements for additional information related to the business combination. The transaction was accounted for as a purchase by the Company. The results of operations of NB are included in the income statement of the Company commencing May 31, 1995. The cost of this acquisition was approximately $2,440,000, including assumption of liabilities and issuance of the common stock.

      The following table shows the approximate allocation of the purchase price assets:

                    Inventory ...................   $  152,000
                    Accounts receivable .........      470,000
                    Property and equipment ......      655,000
                    Goodwill ....................    1,105,000
                    Other assets ................       58,000
                                                    ----------
                                                    $2,440,000
                                                    ==========

                    Liabilities assumed .........    1,212,000
                    Common stock issued .........    1,176,000
                    Acquisition expenses incurred       52,000
                                                    ----------
                                                    $2,440,000
                                                    ==========

      Assets and liabilities acquired or assumed were recorded at estimated fair value at May 31, 1995, the date of acquisition.

      The amount assigned to the common stock was $1,176,445 ($1.375 per share pre-split) approximately one half the market trading price of the Company's common stock as of May 31, 1995. This value was used due to the large number of shares and their restrictive nature.

      Management believes that recording the shares issued for the NB acquisition at 50% of the public trading value is reasonable, appropriate and normal for this large of a block of restricted securities. Goodwill is being amortized on a straight-line basis over a seven year period. The Company believes that a 7 year estimated life over which goodwill is being amortized is reasonable.

      It is the Company's policy that management on a periodic basis, at least quarterly, will evaluate the carrying value of goodwill and other intangibles to determine if there is an impairment of value or the remaining estimated life is less that the remaining unamortized period. If the evaluation indicates write-downs or adjustments to the amortization are necessary, such write-downs or adjustments will be made immediately.

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARY

                          November 30, 1996 and 1995

(4)   OPTIONS AND WARRANTS OUTSTANDING

      The Company has granted certain stock options to employees, consultants and directors of the Company. As of November 30, 1996, options to acquire an aggregate of 114,500 shares of common stock were outstanding, of which options to acquire 100,750 shares were currently exercisable. The exercise prices for these options ranges from $2.50 to $9.15. Certain options are subject to vesting provisions. During the year ended November 30, 1995, 29,300 (post-split) options were granted at an exercise price of $9.15 per share and 8,000 (post-split) granted at an exercise price of $9.15 per share. The options have not been taken into consideration when determining earnings per share, since exercise of these options would be anti-dilutive. Approximately 6,826 (post-split) options were exercised during the year ended November 30, 1995 at an exercise price of approximately $2.50 per share. Outstanding options expire at various dates through the year 2002.

(5)   OPERATING LEASES

      The Company leases or rents various equipment and facilities. Future commitments under these operating leases, with leases terms exceeding twelve months total approximately:

            Year ending November 30:
                  1997                          $ 64,853
                  1998                            46,129
                  1999                             1,061
                  2000                               150

(6)   CONSULTING AGREEMENT

      Effective March 13, 1995, the Company entered into a consulting and warrant compensation agreement with Creative Business Strategies, Inc.
      (CBS) a Colorado corporation. CBS agreed to perform certain consulting services for the Company for a one year period. As consideration for these services, the Company issued 343,000 (pre-split) common stock purchase warrants to CBS. These warrants are exercisable for a one year period which commenced March 13, 1995 as follows:

            100,000 (pre-split) exercisable at $1.00 per share 143,000 (pre-split) exercisable at $1.25 per share 100,000 (pre-split) exercisable at $1.50 per share

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARY

                          November 30, 1996 and 1995

(6)   CONSULTING AGREEMENT, CONTINUED

      The warrants were registered pursuant to an S-8 filing with the Securities and Exchange Commission during March, 1995. No compensation expense was recorded in the financial statements related to these warrants since the exercise prices were equal to or greater than market value at the time of grant and the exercise period was for only one year.

      During the year ended November 30, 1995, 100,000 (pre-split) warrants were exercised at $1.00 per share, 143,000 (pre-split) were exercised at $1.25 per share, and 100,000 (pre-split) warrants at $1.50 per share were unexercised and expired. During the year ended November 30, 1996 the Company granted 25,750 (post-split) options at $3.25 per share.

      During the year ended November 30, 1996, 210,000 (pre-split) warrants were issued to CBS with an exercise price of $.01 per share. In addition, the Company issued 335,000 (pre-split) warrants to CBS at $.60 per share. During the year ended November 30, 1996 the 210,000 (pre-split) warrants were exercised at $.01 per share and 235,000 (pre-split) warrants were exercised at $.60 per share. The remaining 100,000 (pre-split) warrants were exercised subsequently during December, 1996. The difference between the exercise price of the warrants issued during the year ended November 30, 1996 and the market value of the shares amounting to $123,900 is being amortized as an expensed consulting fee over the twelve month term of the CBS agreement. The president of CBS is a cousin of the president of the Company.

      (7)   NOTES AND MORTGAGES PAYABLE

      As of November 30, 1996 the Company has a mortgage note payable totaling $612,107, collateralized by the office building and land. Monthly payments including principal and interest at 12% per annum amount to $6,849. Included in notes payable is $75,000 payable to an entity affiliated with this Company's president. This amount was loaned to the Company in November, 1996 and repaid subsequent to November 30, 1996. This balance payable had no written repayment terms and was uncollateralized. Also, included in notes payable is $623,960 of various notes payable to a bank and other entities. These notes bear interest at rates which average approximately 10% per annum and are collateralized by various equipment and accounts receivable. All of the notes payable other than the mortgage note payable mature during the year ended November 30, 1996. Principal payments due on the mortgages and notes payable are summarized as follows:

          ENHANCED SERVICES COMPANY, INC. AND CONSOLIDATED SUBSIDIARY

                          November 30, 1996 and 1995

(7)   NOTES AND MORTGAGES PAYABLE, CONTINUED

            Year ending November 30,
                        1996                          $  56,010
                        1997                             77,237
                        1998                             10,503
                        1999                             11,836
                        2000                            579,719
                                                      ---------
                          Total                       $ 735,305
                                                      =========

      In June, 1996 the Company issued options for 10,000 (post-split) shares of the Company's stock with an exercise price of $4.00 per share expiring May 31, 2000, as additional consideration for a loan the Company received.

(8)   INCOME TAXES

      The Company has net operating loss carryovers of approximately $675,000 expiring in the year 2011. As of November 30, 1996 the Company has total deferred tax assets of approximately $135,000 due to the operating loss carryovers. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the entire $135,000 therefore, no tax assets have been recorded in the financial statements as of November 30, 1996.
(9)   SUBSEQUENT EVENT

      Subsequent to November 30, 1996, the Company received gross proceeds of $800,000 related to a private placement securities offering. The offering consisted of units of 500 shares of 8.6% cumulative preferred stock at $100.00 per share. The units were sold for $50,000 per unit. Each share of preferred will automatically convert into 22 shares of $.001 par value common stock on the second anniversary of the closing. The Company has outstanding an offering of an additional $700,000 of units with the same terms.

      The following summary gives effect to the $800,000 private placement as if this transaction had occurred on November 30, 1996:

                  Total assets                        $ 4,730,109
                  Total stockholders' equity          $ 2,490,403

      Offering costs related to this private placement totaled $32,454.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated:      February  , 1997

                                    ENHANCED SERVICES COMPANY, INC.
                                                (Registrant)

                                    By: /s/ KENNETH M. DUCKMAN
                                            Kenneth M. Duckman, President
                                            and Chief Executive Officer

       EXHIBIT (3)(A)(I) FORM OF ARTICLES OF AMENDMENT TO THE ARTICLES OF
        INCORPORATION THE COMPANY AS FILED WITH THE COLORADO SECRETARY OF
                            STATE ON JANUARY 9, 1997.

                             ARTICLES OF AMENDMENT

                                      OF

                         ARTICLES OF INCORPORATION OF

                        ENHANCED SERVICES COMPANY, INC.

                                   CREATING

                  8.6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                     (PURSUANT TO SECTION 7-106-102 OF THE
                      COLORADO BUSINESS CORPORATION LAW)

            Pursuant to SECTION 7-106-102 of the Colorado Business Corporation Act of the State of Colorado (the "CBCA") and SECTION 2 OF ARTICLE IV of the Articles of Incorporation of Enhanced Services Company, Inc., a corporation organized and existing under the CBCA (this "CORPORATION"), this Corporation hereby adopts the following Articles of Amendment to its Articles of
Incorporation:

      FIRST: The name of this Corporation is Enhanced Services Company, Inc.

      SECOND: The following amendment to the Articles of Incorporation was adopted on October 2, 1996, as prescribed by SECTION 7-106-102 of the CBCA, by the Board of Directors of Directors of this Corporation, no action of the shareholders being required pursuant to ARTICLE IV of the Articles of Incorporation of this Corporation:

            ARTICLE IV of the Articles of Incorporation shall be amended by adding the following section, designating a class of authorized Preferred Stock, par value $.001 per share, of this Corporation, and the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are all follows:

            Section 3.  8.6% CUMULATIVE CONVERTIBLE PREFERRED STOCK.

                  3.1 DESIGNATION AND AMOUNT; DEFINITIONS. The shares of such series shall be designated as the "8.6% Cumulative Convertible Preferred Stock" (the "8.6% PREFERRED STOCK") and the number of shares initially constituting such series shall be 15,000, which number may be decreased by the Board of Directors without a vote of stockholders; PROVIDED, HOWEVER, that such number may not be decreased below the number of then currently outstanding shares of 8.6% Preferred Stock. Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in SECTION 3.8.

                  3.2 DIVIDENDS AND DISTRIBUTIONS. (a) The holders of shares of
            8.6% Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share, of this Corporation (the "COMMON Stock") and of any other stock ranking junior to the 8.6% Preferred Stock as to the payment of dividends ("JUNIOR STOCK"), shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends, cumulative dividends payable in cash, at the annual rate of $8.60 per share, and, subject to the other provisions of this SECTION 3.2, no more. Dividends payable in respect of the outstanding shares of the 8.6% Preferred Stock shall begin to accrue and be cumulative from the respective dates of original issue of such shares (which dates shall be reflected on the certificates evidencing the same), and shall be payable in quarterly payments on March 15, June 15, September 15, and December 15 (or, if any such day is not a Business Day, the Business Day next preceding such day) in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE" and any dividend not paid on such date being referred to herein as "PAST DUE") for each of the fiscal quarters ended February 28, May 30, August 30 and November 30, respectively, commencing in respect of each share of 8.6% Preferred Stock on the first Quarterly Dividend Payment Date which is at least 10 days after the date of original issue thereof.

                        (b) The amount of dividends payable shall be determined
            on the basis of twelve 30-day months and a 360 day year. Dividends paid on the shares of 8.6% Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated PRO RATA on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date ( a "REGULAR RECORD DATE") for the determination of holders of shares of 8.6% Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be not more than 60 days nor less than ten days prior to the date fixed for the payment thereof. Any dividend declared by the Board of Directors as payable and punctually paid or Set Apart for Payment on a Quarterly Dividend Payment Date will be paid to the Persons whose names 8.6% Preferred Stock is registered at the close of business on the Regular Record Date set with respect to that Quarterly Dividend Payment Date (the "REGISTERED HOLDERS"). Any dividend not so paid or Set Apart for Payment shall forthwith cease to be payable to such Registered Holders and may be paid to the Registered Holder at the close of business on the record date for the payment of such defaulted dividends and interest to be fixed on the Board of Directors (a "SPECIAL RECORD DATE"). The Board of Directors shall provide Registered Holders of 8.6% Preferred Stock not less than 10 days' prior notice of a Special Record Date. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                        (c) The holders of shares of 8.6% Preferred Stock shall
            not be entitled to receive any dividends or other distributions in respect of such shares of 8.6% Preferred Stock, except as provided in these Articles of Amendment of the Articles of Incorporation.

                  3.3 VOTING RIGHTS. (a) If at any time the amount of cumulative dividends then accrued on any shares of 8.6% Preferred Stock shall equal to or exceed an amount equal to one quarterly dividend on such shares, then, in every such case the shares of Preferred Stock shall be voted equally with the shares of the Common Stock at any annual or special meeting of shareholders of the Corporation, may act by written consent in the same manner as the Corporation's Common Stock upon the following basis: each holder of shares of 8.6% Preferred Stock shall be entitled to such number of votes for the 8.6% Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Common Stock into which all his shares of 8.6% Preferred Stock are convertible, without regard to the provisions of SECTION 3.5(B), immediately after the close of business on the record date fixed for such meeting or the effective date of such consent.

                        If and when full cumulative dividends on all shares of
            8.6% Preferred Stock shall have been declared and paid or Set Apart for Payment for all past quarterly dividend periods and for the then current quarterly dividend period, thereupon all voting rights of the holders of 8.6% Preferred Stock shall terminate; SUBJECT, HOWEVER, to such voting rights again arising when the amount of cumulative dividends accrued on any shares of 8.6% Preferred Stock then outstanding equally or exceeding an amount equal to one quarterly dividend.

                        (b) Except as otherwise provided in these Articles of
            Incorporation, including SECTION 3.3(a), the By-laws of the Corporation, or by law, the holders of 8.6% Preferred Stock shall have no voting rights and their consent shall not be required for taking any corporate action.

                  3.4 CERTAIN RESTRICTIONS. (a) Whenever dividends or
            distributions payable on the 8.6% Preferred Stock as provided in
            SECTION 3.2 are in arrears or this Corporation is in default in the payment thereof, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of 8.6% Preferred Stock outstanding shall have been paid or Set Aside for

            Payment in full, this Corporation shall not:

                               (i) declare or pay dividends or make any other distributions on any shares of stock ranking junior to the 8.6% Preferred Stock (either as to dividends or upon liquidation, dissolution or winding-up), other than dividends unpayable in or distributions of stock ranking junior to the 8.6% Preferred Stock (both as to dividends and upon liquidations, dissolution or winding-up);

                               (ii) declare or pay dividends or make any other distributions on any shares of stock ranking on a parity with the 8.6% Preferred Stock as to dividends, except (x) dividends paid ratably on the 8.6% Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid or (y) dividends payable in or distributions of stock ranking junior to the 8.6% Preferred Stock (both as to dividends and upon liquidation, dissolution or winding-up); or

                               (iii) redeem or purchase or otherwise acquire for
                                     consideration any shares of stock ranking junior to or on a parity with the 8.6% Preferred Stock (either as to dividends or upon liquidation, dissolution or winding
                                     up); PROVIDED, HOWEVER, that this
                                     Corporation may at any time redeem,
                                     purchase or otherwise acquire shares of any such junior stock or parity stock in exchange for shares of any stock of this Corporation ranking junior to the 8.6% Preferred Stock (both as to dividends and upon liquidation, dissolution or winding-up).

                        (b) This Corporation shall not permit any subsidiary of
            this Corporation to purchase or otherwise acquire for consideration any shares of stock of this Corporation unless this Corporation could acquire such shares at such time and in such manner under SECTION 3.4(A).

                  3.5   CONVERSION.

                        (a) AT THE CORPORATION'S OPTION; AUTOMATICALLY. On the
            terms and conditions contained herein:

                               (i) this Corporation may convert up to 50% of the 8.6% Preferred Stock outstanding (the "ORIGINAL ISSUE") on the date the first share thereof is issued (such date, the "ISSUE DATE") during the period beginning on the first anniversary of the Issue Date (such date, the "INITIAL TERMINATION DATE") and ending on the 183rd day thereafter and
                                    (ii) up to 100% of the Original Issue during the period beginning on the first day after the Initial Termination Date and ending on the second anniversary of the Issue Date (the "SECOND ANNIVERSARY"). If this Corporation elects to convert less than all outstanding shares of 8.6% Preferred Stock, the shares to be converted shall be selected by lot, PRO RATA (as nearly as may be), or in any other equitable manner determined by the Board of Directors. Notice of any conversion of shares of 8.6% Preferred Stock pursuant to this SECTION 3.5(A) (each, a "CONVERSION NOTICE") shall be mailed not less than 30, nor more than 60, days before the date fixed for conversion to each holder of shares of 8.6% Preferred Stock to be converted, at such holder's address as it appears on the transfer books of this Corporation. At its option, the Corporation may deliver a notice (a "REGISTRATION NOTICE") with each Conversion Notice, stating that the Corporation will cause the shares of Common Stock issuable upon conversion to be registered for resale under the Securities Act of 1933, pursuant to the terms of the Registration Right Agreements, dated October 28, 1996, between the Corporation and certain holders of the 8.6% Preferred Stock.

                              (ii) Each share of 8.6% Preferred Stock shall be converted automatically into fully paid and non-assessable shares of Common Stock on the Second Anniversary.

                              (iii) To facilitate the conversion of shares of
                                    8.6% Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of 8.6% Preferred Stock to be converted, not more than 60 days nor less than 30 days before the date fixed for such conversion. Notice of conversion having been mailed as aforesaid, from and after the conversion date (unless this Corporation shall fail to issue the shares of Common Stock issuable upon such conversion) all dividends on the shares of 8.6% Preferred Stock so called for conversion shall cease to accrue. Said shares shall no longer be deemed to be outstanding. All rights of the holders thereof as stock holders of this Corporation (except the right to received from this Corporation the shares of Common Stock issuable upon conversion) shall cease and terminate, and upon surrender according to said notice of the certificates for any such shares (properly endorsed or assigned for transfer), this Corporation shall convert such shares.

                        (b) SECOND ANNIVERSARY ADJUSTMENT. If the Corporation
            converts any shares of 8.6% Preferred Stock before the Second Anniversary (such converted shares, the "ADJUSTABLE SHARES"), and
            (i) the Market Price on the Second Anniversary is less than $4.55 per share (ignoring adjustments for any stock splits, recapitalizations and the like) and (ii) this Corporation had not delivered a Registration Notice with its Conversion Notice, the Company will issue, within 15 Business Days after the Second Anniversary, to the holder of the Adjustable Shares on the date of conversion a number of additional shares of Common Stock equal to the DIFFERENCE between (i) the QUOTIENT of (x) the Cash Equivalent, as defined in CLAUSE (C) below, of the Adjustable Shares on the date of conversion DIVIDED by (y) the Market Price of the Common Stock on the Second Anniversary LESS (ii) the number of shares of Common Stock previously issued to such holder with respect to the conversion of the Adjustable Shares.

                        (c) CONVERSION PRICE; RATE OF CONVERSION, For the
            purpose of any conversion under this SECTION 3.5, each share of 8.6% Preferred Stock shall be treated as the equivalent of $100 plus Accrued Dividends (the "CASH EQUIVALENT") to the date set for conversion by the Board of Directors. The number of shares of Common Stock issuable in respect of shares of 8.6% Preferred Stock upon any conversion (the "RATE OF CONVERSION") shall be computed (to the nearest one one-hundredth of one share of Common Stock ) by dividing the aggregate Cash Equivalent of all shares of 8.6% Preferred Stock at any one time called for conversion by this Corporation, by the Conversion Price, as defined below, in effect at the date of conversion. Subject to SECTION 3.5(B), the price per share at which shares of Common Stock are to be issuable upon any conversion (the "CONVERSION PRICE") shall be $4.55. The Conversion Price shall be subject to adjustment from time to time in certain instances as provided below. The term "conversion price in effect" at any time shall mean the Conversion Price until such has been so adjusted, and after any such adjustment, the Conversion Price resulting from the most recent adjustment. As used herein, (i) the term "MARKET PRICE" means, with respect to any date, the arithmetic average of the Closing Sales Price on each of the 20 days preceding such date, and (ii) "CLOSING SALES PRICE" on any day means the closing sale price of the Common Stock reported on the Electronic Bulletin Board operated by the National Association of Securities Dealers, Inc. (or any exchange in which shares of Common Stock are listed) on such day.

                        (d) MERGER, CONSOLIDATION. If, while any shares of the
            8.6% Preferred Stock remain outstanding, this Corporation shall enter into any consolidation with or merger into any other corporation wherein this Corporation is not the surviving corporation, or sell or convey its property as an entirety or substantially as an entirety, and in connection with such consolidation, merger, sale, or conveyance, shares of stock or other securities shall be issuable or deliverable in exchange for the Common Stock, appropriate provision shall be made that, on the terms and in the manner provided in this SECTION 3.5, the holder of any 8.6% Preferred Stock may thereafter convert the same into the same kind and amount of securities as may be issuable by the terms of such consolidation, merger, sale or conveyance with respect to the number of shares of Common Stock into which such Preferred Stock is convertible at the time of such consolidation, merger, sale or conveyance. After any such consolidation, merger, sale or conveyance, the right of conversion shall be to convert the 8.6% Preferred Stock into such securities as the same may from time to time be constituted.

                        (e) RECAPITALIZATION. If this Corporation shall effect
            any capital reorganization or any reclassification of the capital stock of this Corporation (except as provided in CLAUSE (D) above), each holder of 8.6% Preferred Stock, whether theretofore or thereafter issued, upon conversion thereof, shall be entitled to receive, instead of the shares of Common Stock to which he would have become entitled upon conversion immediately before such reorganizations or reclassification, the shares of stock (of any class or classes ) or other securities or property of this Corporation into which such shares of Common Stock would have been entitled upon such reorganization or reclassification and, in any such case, appropriate provision (as determined by a resolution of the Board of Directors) shall be made for the application of this
            SECTION 3.5 with respect to the rights and interest thereafter of the holders of 8.6% Preferred Stock, to the end that this SECTION 3.5, including adjustment of the Conversion Price, shall

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            thereafter be reflected, as nearly as reasonably practicable, in all subsequent conversion of 8.6% Preferred Stock into any shares of stock or securities or other property thereafter deliverable upon the conversion of 8.6% Preferred Stock.

                        (f) PRICE THEN IN EFFECT. If this Corporation, at any
            time or from time to time, shall subdivide as a whole, by reclassification, the issuance of a stock dividend or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the conversion price then in effect, shall be reduced proportionately. If this Corporation, at any time or from time to time, shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock, then outstanding into a lesser number of shares of Common Stock, with or without par value, the conversion price then in effect shall be increased proportionately.

                  3.6 REACQUIRED SHARES. Any shares of 8.6% Preferred Stock
            converted, purchased or otherwise acquired by this Corporation or any subsidiary of this Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof, and, if necessary to provide for the lawful conversion or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the CBCA. This Corporation shall take all actions necessary so that all such shares become authorized but unissued shares of 8.6% Preferred Stock, $.001 par value per share, of this Corporation.

                  3.7 LIQUIDATION, DISSOLUTION OR WINDING-UP. Upon any
            liquidation, dissolution or winding-up of the affairs of this Corporation, no distribution shall be made (a) to the holder of shares of Junior Stock unless, prior thereto, the holder of shares of 8.6% Preferred Stock shall have received (a) $100 per share, plus
            (b) an amount equal to Accrued Dividends.

                  3.8 DEFINITIONS. (a) As used herein, the following terms shall have the meanings indicated.

                        "ACCRUED DIVIDENDS" to a particular date (the APPLICABLE
                  DATE") means all unpaid dividends payable pursuant to SECTION 2(A), whether or not declared, accrued to the Applicable Date.

                        "BUSINESS DAY" means any day other than a Saturday,
                  Sunday, or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

                        "PERSON" means any person or entity of any nature
                  whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity.

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

                        "REGISTRATION NOTICE" means a notice delivered by this
                  Corporation simultaneously with a Conversion Notice stating that the Corporation will grant the Holder the right to require this Corporation to register the shares of Common Stock to be issued upon conversion pursuant to SECTION 3(A) of the Registration Rights Agreement between the Holder and this Corporation.

                        "SET APART FOR PAYMENT" means that this Corporation
                  shall have deposited with a bank or trust company doing business in Houston, Texas, and having a capital and surplus of at least $50 million, in trust for the exclusive benefit of the holders of shares of 8.6% Preferred Stock, funds sufficient to satisfy this Corporation's payment obligations.

                        (b) "CONSTRUCTION OF CERTAIN TERMS AND PHRASES". Unless
            the context otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," and derivative or similar words refer to these entire Articles of Amendment of Articles of Incorporation (this "Amendment"); and (iv) the term "Section" or "clause" refers to the specified section or clause of this Amendment. Whenever this Amendment refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under generally accepted accounting principles.

                  3.9 RANK. The 8.6% Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding-up of the affairs of this Corporation, prior to all shares of Common Stock of this Corporation.

                  3.10 FRACTIONAL SHARES. Each fractional share of 8.6%
            Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends and distributions payable with respect to each outstanding share of 8.6% Preferred Stock according to the terms hereof whether as a dividend or upon liquidation dissolution or winding up of the affairs of this Corporation, and all such dividends and distributions shall be payable in the same manner and at the same time as provided herein for each outstanding phase of 8.6% Preferred Stock.

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

            IN WITNESS WHEREOF, the undersigned President and Secretary of this Corporation do certify that the Board of Directors adopted the amendments set forth above.


                              By:
                                   Name: Kenneth M Duckman
                                   President


                              By:
                                   Name: Bert Pariser
                                   Secretary

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